Exhibit 10.2

COMPANY SUPPORT & LOCK-UP AGREEMENT

THIS COMPANY SUPPORT & LOCK-UP AGREEMENT (this “Agreement”), dated as of September 12, 2023, is made by and among DevvStream Holdings Inc., a company existing under the Laws of the Province of British Columbia (the “Company”), Focus Impact Acquisition Corp., a Delaware corporation (the “SPAC”), and the individual or entity whose name appears in the signature block to this Agreement.

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the Company, the SPAC and one or more acquisition entities are entering into a Business Combination Agreement (the “BCA”) providing for, among other things, the combination of the Company and the SPAC (as further described in the BCA, the “Business Combination”) by way of an arrangement on the terms and subject to the conditions set forth in a plan of arrangement under Section 288 of the Business Corporations Act (British Columbia) (the “Arrangement”), pursuant to which, among other things, the SPAC will continue from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta under the Business Corporations Act (Alberta) (the “New PubCo,” and references herein to the SPAC from and after such continuance shall be deemed to refer to New PubCo) and a wholly-owned subsidiary of New PubCo will amalgamate with the Company to form one corporate entity under Section 288 of the Business Corporations Act (British Columbia) (the “Amalgamation”);

WHEREAS, as a condition and inducement to the SPAC entering into the BCA, the SPAC has required that the Core Company Securityholders (as defined in the BCA) agree, and each Core Company Securityholder has agreed, to enter into an agreement in the form of this Agreement (each such agreement, a “Support & Lock-Up Agreement”) and abide by the covenants and obligations with respect to the Core Company Securityholder’s Covered Shares; and

WHEREAS, the Board of Directors of the Company and the SPAC have authorized the entering into of the BCA and approved the execution and delivery of this Agreement and each other Support & Lock-Up Agreement in connection therewith, understanding that the execution and delivery of this Agreement and each other Support & Lock-Up Agreement by the Core Company Securityholders is a material inducement and condition to the Company’s and the SPAC’s willingness to enter into the BCA.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1
GENERAL

Section 1.01.      Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the BCA. The following capitalized terms, as used in this Agreement, shall have the following meanings:

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Core Company Securityholder Related Parties” means, with respect to the Core Company Securityholder, the Core Company Securityholder’s Affiliates.

“Covered Shares” means, with respect to a Core Company Securityholder, the specified Core Company Securityholder’s Existing Shares, together with any shares of the Company or securities convertible into or exercisable or exchangeable for shares of the Company (including, for the avoidance of doubts, any options, restricted stock units and warrants of the Company), in each case, that such specified Core Company Securityholder has or acquires Beneficial Ownership of on or after the date hereof and over which the Core Company Securityholder has voting power. In addition, from and after the Effective Time until the Expiration Time, the “Covered Shares” shall be deemed to also include the New PubCo Common Shares received by the Core Company Securityholder in the Business Combination or upon the exercise of any Covered Shares following the Effective Time (until the Expiration Time).

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term “Encumber” shall have a correlative meaning.

“Existing Shares” means, with respect to the Core Company Securityholder, (1) the subordinate voting shares and (2) the multiple voting shares of the Company currently owned by the Core Company Securityholder as well as any options, restricted stock units or warrants or other securities exchangeable into shares of the Company. The Core Company Securityholder’s Existing Shares are set forth on Schedule 1 of this Agreement.

“Expiration Time” means the earliest to occur of (a) the first date on which the Lock-up Period has expired, (b) the first date on which the Sponsor Lock-up Period has expired and (c) such date and time as the BCA shall be terminated in accordance with Section 9.1 thereof.

“Permitted Transfer” means a Transfer of Covered Shares (a) in the case of an entity, to such entity’s officers or directors or controlling shareholders or to any affiliate or family member of such entity or its officers or directors or controlling shareholders; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; or (e) in the case of the Core Company Securityholder, with the prior written consent of the SPAC, such consent not to be unreasonably withheld; provided, however, that all such permitted transferees must enter into a written agreement with the parties hereto agreeing to be bound by the terms of this Agreement as if a party hereto and if such written agreement is not executed and delivered to the Company and the SPAC, such Transfer shall not be a Permitted Transfer hereunder.

“Sponsor Lock-up Period” means the period of time during which the Sponsor shall not transfer New Pubco Common Shares pursuant to the Sponsor Side Letter. Any reduction in the Sponsor Lock-Up Period shall be simultaneously and automatically applied to the Lock-up Period in this Agreement.

“Transfer” means, directly or indirectly, to sell, transfer, gift, assign, pledge, Encumber, hypothecate, hedge or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, gift, assignment, pledge, Encumbrance, hypothecation, hedge or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE 2
VOTING

Section 2.01.        Agreement to Vote.

(a)         The Core Company Securityholder hereby irrevocably and unconditionally agrees that during the period between the execution of this Agreement and the earlier of (i) the termination of the BCA in accordance with its terms and (ii) the Closing, at a meeting of the Company’s shareholders (the “Special Meeting”), and at any other meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of shareholders of the Company, the Core Company Securityholder shall, in each case to the fullest extent that the Covered Shares of the Core Company Securityholder are entitled to vote thereon or consent thereto:

(i)         appear at each such meeting or otherwise cause such Covered Shares to be counted as present thereat for purposes of calculating a quorum, or respond to the request by the Company for written consent, as applicable; and

(ii)          vote (or cause to be voted), in person or by proxy, or by written consent, as applicable, all of such Covered Shares (A) in favor of (1) the adoption and approval of the BCA and the related plan of arrangement and approval of  any other matters necessary or reasonably requested by the Company and the SPAC in connection therewith, and (2) any proposal to adjourn or postpone any meeting of the shareholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the shareholders of the Company to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (B) if a shareholder vote is required with respect thereto, against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the BCA, or of the Core Company Securityholder contained in this Agreement; and (C) if a shareholder vote is required with respect thereto, against (1) any proposals that compete with the Business Combination or involve any other transaction, business combination and/or plan of arrangement with a Person other than the SPAC or its Affiliates that is required or permitted to be submitted to a vote of the shareholders of the Company, (2) any other action, agreement or transaction involving the Company or any of its Affiliates that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Business Combination and/or the related plan of arrangement or this Agreement or the performance by the Company of its obligations under the BCA or by the Core Company Securityholder of its obligations under this Agreement and (3) any proposal, action or agreement that would change in any manner the dividend policy or capitalization of, including the voting rights of, any class of capital stock or other securities of the Company (other than, in the case of this clause (3), pursuant to the BCA or the Ancillary Documents and the transactions contemplated thereby).

(b)        The Core Company Securityholder hereby (i) waives, and agrees not to exercise or assert, any dissent, appraisal or similar rights in connection with the Arrangement and (ii) agrees (A) not to commence or participate in, and (B) to take all actions necessary to opt out of, any class action with respect to, any claim, derivative or otherwise, against the Company or any of its Affiliates relating to the negotiation, execution or delivery of this Agreement, the BCA or the consummation of the Business Combination and/or the related plan of arrangement, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with this Agreement, the BCA or the Business Combination and/or the related plan of arrangement.

(c)       The obligations of the Core Company Securityholder specified in this Section 2.01 shall apply whether or not (i) the Business Combination, the BCA, the related plan of arrangement or any action described above is recommended by the Board of Directors of the Company (or any committee thereof) or (ii) the Board of Directors of the Company has previously recommended the Business Combination, the BCA, the related plan of arrangement or any action described above and subsequently withdrawn or otherwise changed such recommendation.

Section 2.02.        No Inconsistent Agreements. The Core Company Securityholder hereby covenants and agrees that, except for this Agreement, the Core Company Securityholder (a) has not entered into, and shall not enter into at any time prior to the Effective Time, any voting agreement or voting trust with respect to the Covered Shares of the Core Company Securityholder, (b) has not granted, and shall not grant at any time prior to the Effective Time, a proxy (except pursuant to Section 2.03 or pursuant to any proxy in form and substance reasonably satisfactory to SPAC and Company delivered to the Company, directing that the Covered Shares of the Core Company Securityholder be voted in accordance with Section 2.01), consent or power of attorney (other than in the letter of transmittal being used in the Business Combination) with respect to the Covered Shares of the Core Company Securityholder and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of the Core Company Securityholder contained herein untrue or incorrect or have the effect of preventing or disabling the Core Company Securityholder from performing any of its covenants or obligations under this Agreement; provided, however, that this Section 2.02 shall not preclude the Core Company Securityholder from Transferring Covered Shares pursuant to a Permitted Transfer or taking any action permitted under the last sentence of Section 4.01(a) (subject in each case to the express terms of this Agreement). The Core Company Securityholder hereby represents that all proxies, powers of attorney, instructions or other requests given by the Core Company Securityholder prior to the execution of this Agreement in respect of the voting of the Covered Shares of the Core Company Securityholder, if any, are not irrevocable and the Core Company Securityholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to the Core Company Securityholder’s Covered Shares.

Section 2.03.       Proxy. The Core Company Securityholder hereby irrevocably appoints as its proxy and attorney-in-fact, the Company and any Person designated in writing by the Company, each of them individually, with full power of substitution and resubstitution, until the termination of this Agreement, to vote the Covered Shares Beneficially Owned by the Core Company Securityholder in accordance with Section 2.01 in connection with any vote of shareholders of the Company in respect of any of the matters described in Section 2.01; provided, however, that the Core Company Securityholder’s grant of the proxy contemplated by this Section 2.03 shall be effective if, and only if, the Core Company Securityholder fails to vote such Covered Shares (or grant a consent or approval, as applicable) in accordance with Section 2.01. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of the Company and the SPAC to enter into the BCA and shall be irrevocable prior to the Effective Time, at which time any such proxy shall terminate and be released. Neither the Company, the SPAC nor any Person may exercise this proxy on any matter, or in circumstance, except as provided above.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

The Core Company Securityholder hereby represents and warrants to the SPAC and the Company as to, and only as to, the Core Company Securityholder as follows:

Section 3.01.       Authorization; Validity of Agreement. If the Core Company Securityholder is not an individual, the Core Company Securityholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Core Company Securityholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by the Core Company Securityholder and, assuming this Agreement constitutes a valid and binding obligation of the SPAC and the Company, constitutes a legal, valid and binding obligation of the Core Company Securityholder, enforceable against the Core Company Securityholder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). [If the Core Company Securityholder is married and the Core Company Securityholder’s Covered Shares constitute community property under applicable Law, a spousal consent in substantially the form attached hereto as Exhibit A has been duly executed and delivered by, and constitutes the valid and binding agreement of, the Core Company Securityholder’s spouse (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).]1

Section 3.02.      Ownership. Except as otherwise set forth on Schedule 1, unless Transferred pursuant to a Permitted Transfer, (a) the Core Company Securityholder’s Existing Shares, if any, are, and all of the Covered Shares Beneficially Owned by the Core Company Securityholder from the date hereof through and at the Effective Time will be, Beneficially Owned by the Core Company Securityholder, and (b) the Core Company Securityholder has good and valid title to the Core Company Securityholder’s Existing Shares, if any, free and clear of any Encumbrances other than pursuant to this Agreement, or under applicable federal, provincial or state securities laws. The Core Company Securityholder has and will have at all times through the Effective Time sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Core Company Securityholder’s Existing Shares, except with respect to any Existing Shares that are Transferred pursuant to a Permitted Transfer.

Section 3.03.        No Violation. The execution and delivery of this Agreement by the Core Company Securityholder does not, and the performance by the Core Company Securityholder of its obligations under this Agreement will not, (a) conflict with or violate any applicable Law or, if applicable, any certificate, notice of articles or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of the Core Company Securityholder, or (b) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of the Core Company Securityholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Core Company Securityholder is a party or by which the Core Company Securityholder or any of its, his or her properties or assets may be bound, except in each case as would not prevent or delay consummation of the Business Combination and the other transactions contemplated by the BCA or impair the ability of the Core Company Securityholder to perform its, his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 3.04.     Consents and Approvals. The execution and delivery of this Agreement by the Core Company Securityholder does not, and the performance by the Core Company Securityholder of its, his or her obligations under this Agreement and the consummation by the Core Company Securityholder of the transactions contemplated hereby will not, require the Core Company Securityholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority.

1 Note to Draft: To be removed for Canadian residents.

Section 3.05.       Absence of Litigation. As of the date hereof, there is no litigation, action, suit or proceeding pending or, to the knowledge of the Core Company Securityholder, threatened against or affecting the Core Company Securityholder and/or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of the Core Company Securityholder to perform its, his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 3.06.       Reliance by Company and  SPAC. The Core Company Securityholder understands and acknowledges that the Company and the SPAC are entering into the BCA in reliance upon the execution and delivery of this Agreement by the Core Company Securityholder and the representations and warranties of the Core Company Securityholder contained herein. The Core Company Securityholder understands and acknowledges that the BCA governs the terms of the Business Combination and the other transactions contemplated thereby.

Section 3.07.        Adequate Information. The Core Company Securityholder is a sophisticated holder with respect to the Covered Shares and has adequate information concerning the transactions contemplated by the BCA and concerning the business and financial condition of the SPAC and the Company to make an informed decision regarding the matters referred to herein and has independently, based on such information as the Core Company Securityholder has deemed appropriate, made the Core Company Securityholder’s own analysis and decision to enter into this Agreement.

ARTICLE 4
OTHER COVENANTS

Section 4.01.        Prohibition on Transfers; Other Actions.

(a)         The Core Company Securityholder agrees that, from the date hereof until the Effective Time (and without limitation of the provisions set forth in Section 4.01(b)), the Core Company Securityholder shall not (i) Transfer or permit the Transfer of the Core Company Securityholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer effected in accordance with the terms of this Agreement; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or would reasonably be expected to violate or conflict, or result in or give rise to a violation of, the Core Company Securityholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that would restrict or otherwise adversely affect the Core Company Securityholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. Until the earlier of the termination of the BCA in accordance with its terms and the Effective Time (and without limitation of the provisions set forth in Section 4.01(b)), the Core Company Securityholder (A) shall not request that the Company register the transfer (book-entry or otherwise) of any of the Core Company Securityholder’s Covered Shares or any certificate in respect thereof and (B) hereby consents to the entry of stop transfer instructions by the Company with respect to any transfer of the Core Company Securityholder’s Covered Shares, unless, in each case, such transfer is a Permitted Transfer effected in accordance with the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require any action, or restrict the Core Company Securityholder, with respect to any Covered Shares subject to any pledge or security interest in effect as of the date hereof as set forth on Schedule 1 to the extent such action or restriction is inconsistent with the terms of such pledge or security interest; provided that, unless and until there is a bona fide foreclosure with respect to such pledge or security interest, the Core Company Securityholder agrees that there are no terms of any such pledge or security interest that will prevent or impair the Core Company Securityholder from complying with any obligation, agreement or covenant set forth herein.

(b)         The Core Company Securityholder shall not Transfer, or permit any Transfer, of the Core Company Securityholder’s Covered Shares (unless such Transfer is a Permitted Transfer effected in accordance with the terms of this Agreement) until the earlier of (i) three hundred and sixty (360) days after the completion of the Business Combination and (ii) the date on which New PubCo (or its successor) completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of New PubCo’s (or such successor’s) shareholders having the right to exchange their securities for cash, securities or other property (the “Lock-up Period”). Notwithstanding the foregoing, if, subsequent to the Business Combination, the closing price of the New Pubco Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Business Combination, the Core Company Securityholder’s Covered Shares shall be released from the Core Company Securityholder’s Covered Shares Lock-up.

Section 4.02.       Dividends, Distributions, Etc. In the event of any change in the shares of the Company or the SPAC, as the case may be, by reason of any reclassification, recapitalization, reorganization, share split (including a reverse share split) or subdivision or combination, exchange or readjustment of shares, or any dividend or distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.03.      Notice of Acquisitions. The Core Company Securityholder agrees to notify the SPAC and the Company as promptly as reasonably practicable of the number of any additional shares of the Company or other securities convertible into or exercisable or exchangeable for shares of the Company of which the Core Company Securityholder acquires Beneficial Ownership on or after the date hereof and prior to the Effective Time.

ARTICLE 5
MISCELLANEOUS

Section 5.01.      Termination. This Agreement shall remain in effect until the Expiration Time, at which time this Agreement shall terminate in its entirety and be of no further force or effect; provided, however, that any proxy granted hereunder shall be automatically and immediately terminated and released at the Effective Time. Neither the provisions of this Section 5.01 nor the termination of this Agreement shall (a) relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration, (b) relieve any party hereto from any liability to any other party arising out of or in connection with any breach of this Agreement prior to such termination or expiration or fraud (c) terminate the obligations under Section 2.01(b).

Section 5.02.        No Agreement as Director or Officer. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall (a) limit, restrict or otherwise affect the Core Company Securityholder or any Affiliate or Representative of the Core Company Securityholder in his or her capacity as a director or officer of the Company from acting (or not acting) in such capacity or voting in the capacity as a director in such person’s sole discretion on any matter, including in respect of the BCA, and no such actions or votes shall be deemed a breach of this Agreement, or (b) be construed to prohibit, limit or restrict the Core Company Securityholder or any Affiliates or Representatives of the Core Company Securityholder from exercising fiduciary duties as a director or officer of the Company solely in their capacity as such, and not acting in their capacity as a securityholder. Without limiting the foregoing, it is the intention of the parties that this Agreement shall apply to the Core Company Securityholder solely in the Core Company Securityholder’s capacity as a shareholder of the Company.

Section 5.03.       No Ownership Interest. The Core Company Securityholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to the Core Company Securityholder’s Covered Shares shall remain vested in and belong to the Core Company Securityholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant the Company or the SPAC any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares.

Section 5.04.       Notices. All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly received if given) by hand delivery in writing, by facsimile transmission with confirmation of receipt, by email transmission with confirmation of receipt or by recognized overnight or international courier service, as follows:

if to Company:

DevvStream Holdings Inc.
2133-1177 West Hastings Street
Vancouver, BC V6E 2K3
Attention: Sunny Trinh
Email: sunny@devvstream.com

with a copy to (which shall not constitute notice):

Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, CA 92130
Attention: Shai Kalansky; Omar Pringle; Justin Salon
Email: skalansky@mofo.com; opringle@mofo.com; justinsalon@mofo.com if to the SPAC:

Focus Impact Acquisition Corp.
1345 Avenue of the Americas
New York, NY 10105
Attn: Carl Stanton
E-mail: cstanton@focus-impact.com
with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 02210022
Attn: Lauren M. Colasacco, P.C., Peter Seligson, P.C.
Email: lauren.colasacco@kirkland.com; peter.seligson@kirkland.com and if to the Core Company Securityholder, to the address set forth on Schedule 1,

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 5.05.       Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 5.06.       Counterparts. This Agreement may be executed in counterparts (which may be delivered by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

Section 5.07.     Entire Agreement. This Agreement and, to the extent referenced herein, the BCA, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof and thereof. Except for the representations and warranties expressly contained in Article 3, the Core Company Securityholder makes no express or implied representation or warranty with respect to the Core Company Securityholder or the Covered Shares, or otherwise.

Section 5.08.        Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement shall be governed by, construed and enforced in accordance with the Laws of the Province of British Columbia and the federal Laws applicable therein, without regard to any choice of law or conflict of laws principles thereof that would cause the application of the Law of any jurisdiction other than the Province of British Columbia. Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the British Columbia courts situated in the City of Vancouver and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

(b)          EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 5.09.       Amendment; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 5.10.       Remedies. The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with their specific terms hereof or were otherwise breached and that it is accordingly agreed that, prior to termination of this Agreement, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.11.       Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy in any jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall not be affected thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced in any jurisdiction, this Agreement will be reformed, construed and enforced in such jurisdiction so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 5.12.     Successors and Assigns; Third Party Beneficiaries. Other than by the Core Company Securityholder to a transferee pursuant to a Permitted Transfer or any assignment, delegation or other transfer effected by the Amalgamation or the SPAC Continuance, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective heirs, executors, personal legal representatives, successors and permitted assigns.  For the avoidance of doubt and without limiting the SPAC’s rights hereunder, the SPAC shall be a beneficiary of, and entitled to enforce, the rights of the Company under Section 2.03 (Proxy) to the extent not being enforced by the Company.

Section 5.13.        Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.14.        Non-Recourse. Notwithstanding anything to the contrary herein or in any other documents delivered pursuant hereto, (a) this Agreement may be enforced only against, and any claim based upon, arising out of or related to a breach of this Agreement by the Core Company Securityholder may be made only against, the Core Company Securityholder (or in each case its Permitted Transferees), and (b) none of the Core Company Securityholder Related Parties shall have any liability for any liabilities of the parties hereto for any such claims (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith (other than any such Permitted Transferee).

Section 5.15.      Acknowledgment of Counsel. Each party to this Agreement other than the Company hereby (a) acknowledges that (i) Morrison & Foerster LLP and McMillan LLP represent and serve as counsel for only the Company (and no other party to this Agreement) with respect to this Agreement, the BCA and the transactions contemplated hereby or thereby and (ii) such party has either sought the advice of their own counsel or has had the opportunity to seek their own counsel and has chosen not to do so, and (b) gives their informed consent to Morrison & Foerster LLP’s and McMillan LLP's representation of the Company in connection with this Agreement, the BCA and the transactions contemplated hereby or thereby.

Section 5.16.        Trust Account Waiver. Section 10.1 of the BCA is incorporated herein by reference mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

DEVVSTREAM HOLDINGS INC.

By:
Name: Sunny Trinh
Title: Chief Executive Officer

FOCUS IMPACT ACQUISITION CORP.

By:
Name: Carl Stanton
Title: Chief Executive Officer

[Signature Page to Support & Lock-up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

CORE COMPANY SECURITYHOLDER:
[____________]

By:
Name:
Title:

[Signature Page to Support & Lock-up Agreement]

Schedule 1

Name of Core Company Securityholder	Existing Shares	Address for Notice
[ ]	(i) [ ] multiple voting shares of the Company, (ii) [ ] subordinate voting shares of the Company.	[ ]

Exhibit A

Consent of Spouse

I, _____________________, spouse of [Name of Core Company Securityholder], have read and approved that certain Support and Lock-up Agreement (the “Agreement”), dated as of [          ], 2023, by and among DevvStream Holdings Inc., Focus Impact Acquisition Corp. and the Core Company Securityholder. In consideration of the right of my spouse to participate in the transactions described in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement insofar as I may have any rights under the community property laws of the [jurisdiction] or similar laws relating to marital property in effect in the [state / country] of our residence as of the date of the signing of the foregoing Agreement.

Dated: _____________________, 2023	By:
Name: